Exhibit 99.2

Pico, a Leading Provider of Technology Solutions for the Global Financial Markets Community, to Go Public Through a Combination with FTAC Athena Acquisition Corp.

•	Pico’s platform of cloud, data, and analytics powers mission critical applications for over 400 financial institutions

•	Globally comprehensive and multi-asset serving major banks, exchanges, electronic market makers, hedge funds, and asset managers

•	Pico’s network connects 45 colocation market centers across 26 countries providing access to over 300 global markets venues and exchange data feeds along with its leading Corvil IT data capture and analytics

•	Transaction values the combined company at a $1.4 billion pro forma enterprise value and is expected to provide up to approximately $450 million in gross proceeds

•	Includes a fully committed $200 million PIPE, anchored by Golden Gate Capital with additional investments from Wellington Management as well as commitments from existing investors including Wells Fargo Strategic Capital, DRW Venture Capital LLC and the Pritzker-Vlock Family Office

•	Business combination expected to be completed in late 2021

•	Investor webcast is scheduled for August 4th, at 8:30 AM ET

NEW YORK – August 4, 2021 – Pico, a leading provider of mission critical technology, data and analytic services for the financial markets community, and FTAC Athena Acquisition Corp. (“FTAC Athena”) (Nasdaq: FTAA), a special purpose acquisition company, today announced they have entered into a definitive agreement for a business combination that would result in Pico becoming a publicly listed company. Upon closing of the transaction, the combined company will operate as Pico and is expected to be listed on NASDAQ.

Pico was founded in 2009 on the basis of the macro trends in electronification of markets across all asset classes and the need for global borderless trading, connectivity and data access. Today, Pico offers comprehensive financial services trading cloud infrastructure with mission critical exchange connectivity spanning 45 data centers traversing all key global markets in the Americas, Europe and Asia. Its resilient proprietary network, PicoNetTM is a globally comprehensive, low-latency and fully redundant network interconnecting all major financial data centers around the world including all major public cloud providers. The combination of Pico’s global infrastructure and data services with its artificial intelligence solution Corvil Analytics, equips clients with a comprehensive suite of cutting-edge solutions to meet their global trading needs.

“Twenty-five years ago trading was in-person or over the phone, localized in each country. The world we live in today is electronic and multi-asset class; markets are global but fragmented, producing vast amounts of data that continue to grow. Through our global technology platform serving the financial industry, we modernize and simplify complex infrastructure, provide global data and electronic access to all markets for our clients in a seamless manner,” said Jarrod Yuster, Chairman, Founder and Co-CEO of Pico. “We sit at the center of a complex ecosystem of major market participants, global market centers and technology partners. Our clients are important and sophisticated financial institutions who rely on Pico for mission critical global markets infrastructure.”

“Jarrod, Frank and the outstanding Pico leadership team have deep domain expertise and have built a company that delivers exceptional value to their global commercial customers,” said Betsy Cohen, Chairman of the Board of FTAC Athena. “Pico is at the frontier of modernizing the financial ecosystem by providing global connectivity and market insight solutions for its customers and we look forward to working together in order to build long-term value for our stockholders.”

Jarrod Yuster continued, “We are thrilled to partner with Betsy Cohen and her team at FTAC Athena. She is a pioneer with significant expertise in financial technology, who will provide value as we embark on the journey as a public company. I look forward to the additional opportunities afforded to Pico in the public markets, including access to capital for strategic acquisitions and enhancing our visibility with clients and the marketplace. I am extremely proud of how we have grown Pico over the past 12 years and I want to express my gratitude to all Pico team members for their passion, determination and resilience. They have worked tirelessly and collaboratively to achieve this significant milestone. We thank our clients for continuing to put their trust in us, and look forward to continuing to invest and deliver innovative solutions on their behalf.”

Pico highlights:

  Marquee client list including 24 of the top 25 Banks, 36 Exchanges, top Quantitative Global Hedge Funds, Electronic Trading Firms, Fintech Service Providers and Asset Managers
  Large and growing market opportunity with secular tailwinds including electronification across all asset classes and global borderless trading with growing data needs
  Multi-asset platform supporting equities, fixed income, options, foreign exchange with patented market leading real-time performance Corvil Analytics(1)
  Seasoned management team with deep market structure expertise, proven acquisition experience and a successful track record of running client-side capital markets businesses
  Globally comprehensive platform provides the foundation for future M&A across capital markets technology landscape including software, data and analytics

(1) Source: Info-tech Research Group Network Monitoring Industry Scorecard 2020.

Transaction Overview

The transaction (“Proposed Transaction”) values the Company at a pro forma enterprise value of approximately $1.4 billion, and an implied equity value of $1.75 billion. The transaction includes $250 million in gross proceeds from FTAC Athena’s cash in trust (assuming no redemptions) and $200 million in gross proceeds from a fully committed private placement in public equity (“PIPE”) from various strategic and institutional investors, including Golden Gate Capital and Wellington Management, that will close concurrently with the business combination. Following the transaction, the Company is expected to have up to $426 million in cash, offering significant capital flexibility for continued organic and inorganic growth.

Existing Pico equity holders, including current investors and employees of the firm, are expected to retain approximately 72% percent ownership stake in the combined company.

Pico’s management team, led by Founder, Chairman, Co-CEO Jarrod Yuster and Co-CEO Frank Troise, will continue to lead the Company. Pico has been backed by Goldman Sachs Asset Management, Wells Fargo Strategic Capital, UBS, Nomura, DRW Venture Capital LLC, CE Innovation Capital and EDBI.

The business combination, which has been unanimously approved by the boards of directors of both Pico and FTAC Athena, is targeted to close in late 2021, subject to stockholder approvals and other customary closing conditions.

Additional information about the Proposed Transaction, including copies of certain documents related to the Proposed Transaction, including the investor presentation, will be provided in a Current Report on Form 8-K to be filed today by FTAC Athena with the Securities and Exchange Commission (the “SEC”) and available at www.sec.gov. The investor presentation can also be found on Pico’s website at https://www.Pico.net. In addition, FTAC Athena intends to file a proxy statement with the SEC, which will include additional information regarding the Proposed Transaction (the “Proxy Statement”), and will file other documents regarding the Proposed Transaction with the SEC.

Investor Webcast Information

Pico and FTAC Athena will host a joint webcast to discuss the Proposed Transaction on August 4th, 2021 at 8:30 AM ET. The webcast will be accessible here as well as on Pico’s website https://www.pico.net.

Advisors

Jefferies LLC and Citi are serving as financial advisors and capital markets advisors to Pico. DLA Piper LLP is serving as legal advisor to Pico. Cantor, Fitzgerald & Co. and Cohen & Company Capital Markets, a division of JVB Financial Group LLC, are acting as capital markets advisors to FTAC Athena. Ledgewood, PC is serving as legal advisor to FTAC Athena.

Citi, Jefferies LLC, J.P. Morgan Securities LLC and Cohen & Company Capital Markets are serving as co-placement agents on the PIPE. Davis Polk & Wardwell LLP is serving as legal advisor to all placement agents.

About Pico

Pico is a leading provider of technology services for the financial markets community. Pico provides a best-in-class portfolio of innovative, transparent, low-latency markets solutions coupled with an agile and expert service delivery model. Instant access to financial markets is provided via PicoNet™, a globally comprehensive network platform instrumented natively with Corvil analytics and telemetry. Clients choose Pico when they want the freedom to move fast and create an operational edge in the fast-paced world of financial markets. To learn more, visit http://www.Pico.net.

About FTAC Athena Acquisition Corp.

FinTech Athena Acquisition Corp. is a $250mm blank check company seeking to merge with one or more businesses. Betsy Z. Cohen serves as our Chairman of the Board and Amanda J. Abrams serves as President and CEO. We are focused on partnering with businesses that power transformation and innovation in the financial services, real estate, insurance, e-commerce and related technology infrastructure sectors.

Additional Information and Where to Find It

In connection with the transaction, FTAC Athena Acquisition Corp. intends to file the Proxy Statement with the SEC, which will be distributed to holders of FTAC Athena Acquisition Corp.’s ordinary shares in connection with FTAC Athena Acquisition Corp.’s solicitation of proxies for the vote by FTAC Athena Acquisition Corp.’s shareholders with respect to the transaction and other matters as described in the Proxy Statement. After the Proxy Statement has been filed and cleared by the SEC, FTAC Athena Acquisition Corp. will mail a definitive proxy statement, when available, to its shareholders. Investors and security holders and other interested parties are urged to read the proxy statement, any amendments thereto and any other documents filed with the SEC carefully and in their entirety when they become available because they will contain important information about FTAC Athena Acquisition Corp., Pico and the transaction. Investors and security holders may obtain free copies of the preliminary proxy statement and definitive proxy statement (when available) and other documents filed with the SEC by FTAC Athena Acquisition Corp. through the website maintained by the SEC at http://www.sec.gov, or by directing a request to: FTAC Athena Acquisition Corp., 2929 Arch Street, Suite 1703, Philadelphia, PA 19104.

Participants in Solicitation

FTAC Athena Acquisition Corp., Pico and their respective directors and certain of their respective executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the transaction. Information about the directors and executive officers of FTAC Athena Acquisition Corp. is set forth in its final prospectus filed on February 24, 2021 (the “FTAC Athena Acquisition Corp. Prospectus”). Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and other relevant materials to be filed with the SEC regarding the transaction when they become available. Stockholders, potential investors and other interested persons should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions. When available, these documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, an offer to sell or the solicitation of an offer to buy any securities.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the federal securities laws with respect to the transaction. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, expectations of achieving and maintaining profitability, projections of total addressable markets, market opportunity and market share, net proceeds from the transaction, potential benefits of the transaction and the potential success of the Company’s market and growth strategies, and expectations related to the terms and timing of the transaction. These statements are based on various assumptions and on the current expectations of FTAC Athena Acquisition Corp.’s and the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of FTAC Athena Acquisition Corp. and the Company. These forward-looking statements are subject to a number of risks and uncertainties, including  (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of FTAC Athena Acquisition Corp.'s securities; (ii) the risk that the transaction may not be completed by FTAC Athena Acquisition Corp.'s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by FTAC Athena Acquisition Corp.; (iii) the failure to satisfy the conditions to the consummation of the transaction, including the approval of the transaction by the shareholders of FTAC Athena Acquisition Corp., the satisfaction of the minimum gross proceeds amount following any redemptions by FTAC Athena Acquisition Corp.'s public stockholders and the receipt of certain governmental and regulatory approvals; (iv) the inability to complete the PIPE investment in connection with the transaction; (v) the failure to realize the anticipated benefits of the transaction; (vi) the effect of the announcement or pendency of the transaction on Pico’s business relationships, performance, and business generally; (vii) risks that the transaction disrupts current plans of Pico and potential difficulties in Pico employee retention as a result of the transaction; (viii) the outcome of any legal proceedings that may be instituted against FTAC Athena Acquisition Corp. or Pico related to the business combination agreement or the transaction; (ix) the ability to maintain the listing of FTAC Athena Acquisition Corp.’s securities on the Nasdaq Capital Market; (x) the ability to address the market opportunity for Pico’s products and services; (xi) the risk that the transaction may not generate the expected net proceeds for the combined company; (xii) the ability to implement business plans, forecasts, and other expectations after the completion of the transaction, and identify and realize additional opportunities; (xiii) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement; (iv) the risk of downturns, new entrants and a changing regulatory landscape in the highly competitive financial markets community; and those factors discussed in the FTAC Athena Acquisition Corp. Prospectus under the heading “Risk Factors,” and other documents of FTAC Athena Acquisition Corp. filed, or to be filed, with the SEC. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither FTAC Athena Acquisition Corp. nor the Company presently know or that FTAC Athena Acquisition Corp. and the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect FTAC Athena Acquisition Corp.’s and the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. FTAC Athena Acquisition Corp. and the Company anticipate that subsequent events and developments will cause FTAC Athena Acquisition Corp.’s and the Company’s assessments to change. However, while FTAC Athena Acquisition Corp. and the Company may elect to update these forward-looking statements at some point in the future, FTAC Athena Acquisition Corp. and the Company specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing FTAC Athena Acquisition Corp.’s and the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

For Pico Global, Inc.:

Investor Contact:

Michael Bowen and Ryan Gardella

PicoIR@icrinc.com

Media Contact:

Brian Ruby

PicoPR@icrinc.com

For FTAC Athena Acquisition Corp.:

Mehar Jagota

mehar@ftspac.com